As filed with the Securities and Exchange Commission on September 3, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RESHAPE LIFESCIENCES INC.
(Exact name of registrant as specified in its charter)

Delaware	26-1828101
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1001 Calle Amanecer
San Clemente, California 92673
(949) 429-6680
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Barton P. Bandy
President and Chief Executive Officer
1001 Calle Amanecer
San Clemente, California 92673
(949) 429-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Brett R. Hanson
Emily A. Humbert
Fox Rothschild LLP
222 South Ninth Street, Suite 2000
Minneapolis, Minnesota 55402
(612) 607-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock ($0.001 par value per share)	6,347,039 shares	$21,294,316	$2,324

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”). The price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s common stock on August 31, 2021, as reported on The NASDAQ Capital Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to completion, dated September 2, 2021
PROSPECTUS
6,347,039 Shares of Common Stock

This prospectus relates to the resale, from time to time, of up to an aggregate of 6,347,039 shares of common stock, par value $0.001 per share, of ReShape Lifesciences Inc. by the selling stockholders named in this prospectus, including their respective donees, pledgees, transferees, assignees or other successors-in-interest. The selling stockholders acquired these shares from us pursuant to a (i) warrant exercise agreement, dated June 28, 2021, pursuant to which we issued warrants to purchase 5,947,039 shares of common stock at an exercise price of $6.00 per share and (ii) an exchange agreement, dated July 16, 2021, pursuant to which we issued warrants to purchase 400,000 shares of common stock at an exercise price of $4.038.
We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from sales of the shares offered by the selling stockholders, although we will incur expenses in connection with the offering. The registration of the resale of the shares of common stock covered by this prospectus does not necessarily mean that any of the shares will be offered or sold by the selling stockholders. The timing and amount of any sales are within the sole discretion of the selling stockholders.
The shares of common stock offered under this prospectus may be sold by the selling stockholders through public or private transactions, on or off The Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. For more information on the times and manner in which the selling stockholders may sell the shares of common stock under this prospectus, please see the section entitled “Plan of Distribution,” beginning on page 10 of this prospectus.
Our common stock is traded on The Nasdaq Capital Market under the symbol “RSLS.” On September 1, 2021, the closing price of our common stock as reported on The Nasdaq Capital Market was $3.34 per share.
Investing in our securities involves risks. You should consider carefully the risks and uncertainties set forth in the section entitled “Risk Factors” beginning on page 3 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus before making a decision to purchase our securities.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                  , 2021.

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, certain selling stockholders may from time to time sell the shares of common stock described in this prospectus in one or more offerings.
We and the selling stockholders have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which they relate, nor do they constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares are sold on a later date.

RESHAPE LIFESCIENCES INC.
ReShape Lifesciences™ is America’s premier weight loss and metabolic health-solutions company, offering an integrated portfolio of proven products and services that manage and treat obesity and metabolic disease. The FDA-approved Lap-Band® Program provides minimally invasive, long-term treatment of obesity and is an alternative to more invasive surgical stapling procedures such as the gastric bypass or sleeve gastrectomy. The ReShape Vest™ System is an investigational (outside the U.S.) minimally invasive, laparoscopically implanted medical device that wraps around the stomach, emulating the gastric volume reduction effect of conventional weight-loss surgery. It helps enable rapid weight loss in obese and morbidly obese patients without permanently changing patient anatomy. reshapecare ™ is a virtual weight-management program that supports lifestyle changes for all weight-loss patients led by board certified health coaches to help them keep the weight off over time. The recently launched ReShape Marketplace™ is an online collection of quality wellness products curated for all consumers to help them achieve their health goals.
On June 15, 2021, Obalon Therapeutics, Inc. (“Obalon”) and ReShape Lifesciences Inc. completed the merger contemplated by the Agreement and Plan of Merger, dated as of January 19, 2021 (the “Merger Agreement”), by and among Obalon, Optimus Merger Sub, Inc., a wholly owned subsidiary of Obalon (“Merger Sub”), and ReShape, pursuant to which Merger Sub merged with and into ReShape, with ReShape surviving the merger as a wholly owned subsidiary of Obalon (the “Merger”). As a result of the Merger, Obalon was renamed “ReShape Lifesciences Inc.” and ReShape was renamed ReShape Weightloss Inc., in each case effective before the open of trading on June 16, 2021.
As of September 1, 2021, we had 40 employees, all of which are located in the United States. Our principal executive offices are located at 1001 Calle Amanecer, San Clemente, California 92673, and our telephone number is (949) 429-6680. Our website address is www.reshapelifesciences.com. The information on, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SELECTED FINANCIAL DATA
On June 15, 2021, the Company completed the previously announced merger with Obalon, which was treated as a reverse acquisition for accounting purposes. In connection with the merger, each of the former stockholders of ReShape Lifesciences Inc. received 0.5637 shares of the combined company for each ReShape share they owned.
The following net loss per share, basic and diluted, has been derived from the audited financial statements of the Company contained in its Annual Report on Form 10-K for the year ended December 31, 2020, and its unaudited interim financial statements of the Company contained in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, except that the net loss per share, basic and diluted have been revised to reflect the new shares issued based on the ratio above of our issued and outstanding shares of common stock effective June 15, 2021, as shown below.
The historical financial information set forth below may not be indicative of our future performance and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and notes to those statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, and any future filings or other reports we may file with the SEC.
AS REPORTED (QUARTERLY FINANCIAL DATA UNAUDITED)
(in thousands, except per share amounts)	Years Ended December 31,
	2020	2019
Net loss	$(21,630)	$(74,207)
Net loss per share – basic and diluted:
Net loss per share – basic and diluted	$(3.12)	$(42.93)
Shares used to compute basic and diluted net loss per share	6,927,021	1,728,722
	Three Months Ended March 31,
	2021	2020
Net loss	$(4,874)	$(4,311)
Net loss per share – basic and diluted:
Net loss per share – basic and diluted	$(0.70)	$(0.63)
Shares used to compute basic and diluted net loss per share	6,968,221	6,859,240
	Three Months Ended June 30, 2020	Six Months Ended June 30, 2020
Net loss	$(3,604)	$(7,915)
Net loss per share – basic and diluted:
Net loss per share – basic and diluted	$(0.52)	$(1.15)
Shares used to compute basic and diluted net loss per share	6,911,497	6,885,368

AS ADJUSTED FOR THE 0.5637 PARTIAL SHARE PER SHARE (UNAUDITED)
(in thousands, except per share amounts)	Years Ended December 31,
	2020	2019
Net loss	$(21,630)	$(74,207)
Net loss per share – basic and diluted:
Net loss per share – basic and diluted	$(5.54)	$(76.15)
Shares used to compute basic and diluted net loss per share	3,904,762	974,481
	Three Months Ended March 31,
	2021	2020
Net loss	$(4,874)	$(4,311)
Net loss per share – basic and diluted:
Net loss per share – basic and diluted	$(1.24)	$(1.11)
Shares used to compute basic and diluted net loss per share	3,927,987	3,866,554
	Three Months Ended June 30, 2020	Six Months Ended June 30, 2020
Net loss	$(3,604)	$(7,915)
Net loss per share – basic and diluted:
Net loss per share – basic and diluted	$(0.93)	$(2.04)
Shares used to compute basic and diluted net loss per share	3,896,011	3,881,282

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of ReShape Lifesciences. Statements preceded by, followed by or that include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believes” or similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of that Act. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described in this prospectus, including under “Risk Factors,” and the documents incorporated by reference in this prospectus. Any forward-looking statement contained in this prospectus and the documents incorporated by reference speaks only as of the date on which the statement is made, and ReShape Lifesciences undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for ReShape Lifesciences to predict all of the factors, nor can ReShape Lifesciences assess the effect of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of shares of our common stock in this offering. The selling stockholders will receive all of the proceeds from this offering.
The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and our independent registered public accountants.

SELLING STOCKHOLDERS
On June 28, 2021, we entered into a warrant exercise agreement with certain of the selling stockholders pursuant to which we issued warrants to purchase 5,947,039 shares of common stock at an exercise price of $6.00 per share. On July 16, 2021, we entered into an exchange agreement with certain of the selling stockholders pursuant to which we issued warrants to purchase 400,000 shares of common stock at an exercise price of $4.038. This prospectus covers the resale or other disposition by the selling stockholders or their transferees of up to the total number of shares of common stock issued to the selling stockholders upon exercise of the warrants issued pursuant to such warrant exercise agreement and exchange agreement, respectively.
The shares of our common stock offered under this prospectus may be offered from time to time by the selling stockholders named below or by any of their respective pledgees, donees, transferees or other successors-in-interest. As used in this prospectus, the term “selling stockholders” includes the selling stockholders identified below and any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer. The selling stockholders named below acquired the shares of our common stock being offered under this prospectus directly from us. We issued the shares to the selling stockholders in reliance on an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder.
The following table sets forth as of July 31, 2021: (1) the name of each selling stockholder for whom we are registering shares of our common stock under the registration statement of which this prospectus is a part, (2) the number of shares of our common stock beneficially owned by each of the selling stockholders prior to the offering, determined in accordance with Rule 13d-3 under the Exchange Act, (3) the number of shares of our common stock that may be offered by each selling stockholder under this prospectus and (4) the number of shares of our common stock to be owned by each selling stockholder after completion of this offering. We will not receive any of the proceeds from the sale of the shares of our common stock offered under this prospectus. The amounts and information set forth below are based upon information provided to us by the selling stockholders or their representatives, or on our records, as of July 31, 2021. The percentage of beneficial ownership for the following table is based on 15,842,185 shares of our common stock outstanding as of July 31, 2021 and, for each selling stockholder, assumes the exercise in full of such selling stockholder’s warrant, but not the exercise of any other selling stockholder’s warrant.
To our knowledge, except as indicated in the footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to all shares of our common stock shown in the table to be beneficially owned by such stockholder. Except as described below, none of the selling stockholders has had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years. In addition, based on information provided to us, none of the selling stockholders that are affiliates of broker-dealers, if any, purchased the shares of our common stock outside the ordinary course of business or, at the time of their acquisition of such shares, had any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the shares. Information concerning the selling stockholders may change from time to time, and any changed information will be set forth in supplements to this prospectus to the extent required.
Name of Selling Stockholder	Shares Beneficially Owned Prior to the Offering		Number of Shares Being Offered(1)	Shares Beneficially Owned After Completion of the Offering
	Number	Percentage(1)		Number	Percentage
Armistice Capital Master Fund Ltd.(2)(4)	5,348,106	25.24%	5,348,106	0	0.00%
District 2 Capital Fund LP(2)(5)	352,313	2.18	352,313	0	0.00%
Bigger Capital Fund, LP(2)(5)	246,620	1.53	246,620	0	0.00%
Empery Tax Efficient II, LP(3)(6)	265,754	1.65	265,754	0	0.00%
Empery Asset Master, Ltd(3)(6)	109,134	0.68	109,134	0	0.00%
Empery Tax Efficient, LP(3)(6)	25,112	0.16	25,112	0	0.00%
Total	6,347,039		6,347,039

(1)
While the total number of shares of our common stock issuable upon exercise of each the warrants is being registered under the registration statement of which this prospectus forms a part, pursuant to the terms of the warrants, each selling stockholder is not permitted to exercise such warrant to the extent that such exercise would result in the selling stockholder and its affiliates beneficially owning more than 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of such warrants. Each selling stockholder has the right to increase this beneficial ownership limitation in its discretion on 61 days’ prior written notice to us.

(2)
Consists of shares of common stock issuable upon exercise of the warrants issued pursuant to the warrant exercise agreement, dated June 28, 2021.

(3)
Consists of shares of common stock issuable upon exercise of the warrants issued pursuant to the exchange agreement, dated July 16, 2021.

(4)
Steven Boyd is the managing member and director of Armistice Capital Master Fund Ltd. (“Armistice Capital”). Armistice Capital and Mr. Boyd may be deemed to be the beneficial owners of the shares reported as beneficially owned by Armistice Capital. Each of Armistice Capital and Mr. Boyd has the sole power to dispose or direct the disposition of 0 shares and the shared power to dispose or direct the disposition of all of the shares.

(5)
Bigger Capital Fund GP, LLC (“Bigger GP”) is a general partner of Bigger Capital Fund, LP (“Bigger Capital”) and District 2 Capital LP (“District 2”) is the investment manager of District 2 Capital Fund LP (“District 2 CF”). Michael Bigger is the managing member of Bigger GP and District and District 2 Holdings LLC (“District 2 Holdings”), which is the managing member of District 2 GP LLC (“District 2 GP”), the general partner of District 2 CF. Therefore, Mr. Bigger, District 2, District 2 Holdings and District 2 CF may be deemed to be the beneficial owner, and have the shared power to dispose of or direct the disposition, of the shares reported as beneficially owned by District 2 CF and Mr. Bigger and Bigger GP may be deemed to be the beneficial owner, and have the shared power to dispose of or direct the disposition, of the shares reported as beneficially owned by Bigger Capital and District 2 CF.

(6)
Empery Asset Management, LP (the “Investment Manager”), which serves as the investment manager to Empery Tax Efficient II, LP, Empery Asset Master, Ltd., and Empery Tax Efficient, LP (collectively, the “Empery Funds”), may be deemed to be the beneficial owner of all shares of common stock underlying the warrants held by the Empery Funds (subject to the beneficial ownership blocker referred to in footnote 1 above). Each of Ryan M. Lane and Martin D. Hoe, as Managing Members of the General Partner of the Investment Manager with the power to exercise investment discretion, may be deemed to be the beneficial owner of all shares of common stock underlying the warrants held by the Empery Funds (subject to the beneficial ownership blocker referred to in footnote 1 above).

PLAN OF DISTRIBUTION
The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, directly or through one or more underwriters, broker-dealers or agents. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions that may involve crosses or block transactions. The selling stockholders may use one or more of the following methods when disposing of the shares or interests therein:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
through brokers, dealers or underwriters that may act solely as agents;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•
broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•
a combination of any such methods of disposition; and

•
any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 or Rule 904 under the Securities Act of 1933, as amended, or Securities Act, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus.
Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling stockholder that a donee or pledge intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (FINRA) or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.
We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended, during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.
The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
We will pay all fees and expenses incident to the registration of the shares.

LEGAL MATTERS
Fox Rothschild LLP, Minneapolis, Minnesota, will issue a legal opinion as to the validity of the securities offered by this prospectus.
EXPERTS
The consolidated financial statements of Obalon Therapeutics, Inc. (our predecessor company) as of December 31, 2020 and for the year then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of ReShape Lifesciences Inc. as of December 31, 2019 and December 31, 2020 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Obalon Therapeutics, Inc. (our predecessor company) as of December 31, 2019, and for the year then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 31, 2019 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations and net capital deficiency raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. When used in this prospectus, the term “registration statement” includes amendments to the registration statement as well as the exhibits, schedules, financial statements and notes filed as part of the registration statement. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement. This prospectus omits information contained in the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the common stock offered by this prospectus, reference is made to the registration statement. Statements herein concerning the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed with the SEC as an exhibit to the registration statement, each such statement being qualified by and subject to such reference in all respects.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:
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ReShape Weightloss Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020;

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ReShape Lifesciences Inc.’s (formerly Obalon Therapeutics, Inc.) Annual Report on Form 10-K for the year ended December 31, 2020;

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ReShape Weightloss Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021;

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ReShape Lifesciences Inc.’s (formerly Obalon Therapeutics, Inc.) Quarterly Report on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021;

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ReShape Weightloss Inc.’s Current Reports on Form 8-K (only to the extent information is “filed” and not “furnished”) filed with the SEC on May 19, 2021 and June 15, 2021;

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ReShape Lifesciences Inc.’s (formerly Obalon Therapeutics, Inc.) Current Reports on Form 8-K (only to the extent information is “filed” and not “furnished”) filed with the SEC on May 4, 2021, May 13, 2021, May 18, 2021, May 21, 2021, May 26, 2021, June 15, 2021, July 2, 2021 and July 19, 2021; and

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the description of our capital stock contained in ReShape Lifesciences Inc.’s (formerly Obalon Therapeutics, Inc.) Registration Statement on Form S-4, as amended (File No. 333-254841) under the heading “Description of Capital Stock” and any amendment or report filed for the purpose of updating such description.

We also are incorporating by reference any future information filed (rather than furnished) by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the initial filing of the registration statement of which this prospectus is a part and before the effective date of the registration statement and after the date of this prospectus until the termination of the offering. The most recent information that we file with the SEC automatically updates and supersedes more dated information.
You can obtain a copy of any documents which are incorporated by reference in this prospectus or prospectus supplement, except for exhibits which are specifically incorporated by reference into those documents, at no cost, by writing or telephoning us at:
ReShape Lifesciences Inc.
1001 Calle Amanecer
San Clemente, California 92673
Attention: Secretary
(949) 429-6680

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth the estimated costs and expenses in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the Securities and Exchange Commission (SEC) registration fee. The expenses listed will be paid by ReShape Lifesciences Inc.
SEC registration fee	$2,324
Legal fees and expenses	10,000
Accountants’ fees and expenses	5,000
Miscellaneous expenses	5,000
Total	$22,234
Item 15.   Indemnification of Directors and Officers
We are a Delaware corporation. Section 102(b)(7) of the DGCL (“Section 102(b)(7)”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL, or obtained an improper personal benefit.
Section 145 of the DGCL (“Section 145”), provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.
As permitted by Section 102(b)(7), our charter contains a provision eliminating the personal liability of a director to our company or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

Our bylaws provide that we shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person (or a person of whom such person is the legal representative), is or was a director or officer of our company (or its predecessors), or is or was serving at the request of our company or its predecessors as a member of the board of directors, officer or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (an “indemnitee”), to the fullest extent authorized by the DGCL against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, provided such indemnitee acted in good faith and in a manner that the indemnitee reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. If and to the extent that the DGCL requires, an advance of expenses incurred by an indemnitee shall be made only upon delivery to our company of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it should be determined ultimately by final judicial decision from which there is no appeal that such indemnitee is not entitled to be indemnified for such expenses.
Under the terms of the Merger Agreement, we obtained and fully paid for “tail” insurance policies with a claims period of at least six years from and after the effective time of the Merger for the persons who were covered by the existing directors’ and officers’ liability insurance and fiduciary liability insurance of Obalon at the time of the Merger Agreement, with terms, conditions, retentions and levels of coverages at least as favorable as such Obalon insurance, with respect to matters existing or occurring at or prior to the effective time of the Merger.
Under the terms of the Merger Agreement, we agreed to indemnify, defend and hold harmless each present and former (as of the effective time of the Merger) director, officer and employee of ReShape and Obalon, each present and former director, member of the board of directors, officer and employee of any of their respective subsidiaries, and any fiduciary under any ReShape or Obalon benefit plan (in each case, acting in such capacity) (the “Indemnified Parties”), against any costs or expenses (including attorney’s fees and disbursements), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Indemnified Party is or was a director, officer, employee or fiduciary of ReShape or Obalon or a member of the board of directors, officer, employee or fiduciary of any of its respective subsidiaries or a fiduciary under any ReShape or Obalon benefit plan, whether asserted or claimed prior to, at or after the effective time of the Merger, to the fullest extent that ReShape or Obalon, as applicable, would have been permitted under applicable law and the applicable organizational documents in effect on the date of the Merger Agreement.
Item 16.   List of Exhibits
(a)   Exhibits
Exhibit No.	Description
3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 26, 2016).
3.2	First Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 14, 2018).
3.3	Second Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2019).

Exhibit No.	Description
3.4	Third Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2021).
3.5	Fourth Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2021).
3.6	Certificate of Designation of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2021).
3.7	Restated Bylaws of the Company, as currently in effect (incorporated herein by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1 filed on September 26, 2016).
4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed on September 9, 2016).
4.2	Form of Warrant Exercise Agreement, dated June 28, 2021, by and among the Company and the purchasers party thereto (incorporated herein by reference to Exhibit 10.1 to the Company Current Report on Form 8-K filed on July 2, 2021).
4.3	Form of Common Stock Purchase Warrant issued pursuant to Warrant Exercise Agreement, dated June 28, 2021, by the Company to the investors party thereto (incorporated herein by reference to Exhibit 4.1 to the Company Current Report on Form 8-K filed on July 2, 2021).
4.4	Form of Exchange Agreement, dated July 16, 2021, by and among the Company and the investors party thereto (incorporated herein by reference to Exhibit 10.1 to the Company Current Report on Form 8-K filed on July 19, 2021).
4.5	Form of Common Stock Purchase Warrant issued pursuant to Exchange Agreement, dated July 16, 2021, by the Company to the investors party thereto (incorporated herein by reference to Exhibit 4.1 to the Company Current Report on Form 8-K filed on July 19, 2021).
5.1	Opinion of Fox Rothschild LLP.
23.1	Consent of BDO USA LLP, as Independent Registered Public Accounting Firm to Obalon Therapeutics, Inc.
23.2	Consent of BDO USA LLP, as Independent Registered Public Accounting Firm to ReShape Lifesciences Inc.
23.3	Consent of KPMG LLP, as Independent Registered Public Accounting Firm to Obalon Therapeutics, Inc.
23.4	Consent of Fox Rothschild LLP (included in Exhibit 5.1 to this registration statement).
24.1	Power of Attorney (included on signature page to this registration statement).
Item 17. Undertakings
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Clemente, State of California, on September 3, 2021.
RESHAPE LIFESCIENCES INC.
By:	/s/ Barton P. Bandy Barton P. Bandy President and Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Barton P. Bandy and Thomas Stankovich, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933) to this Registration Statement on Form S-3, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Barton P. Bandy Barton P. Bandy	President and Chief Executive Officer and Director(principal executive officer)	September 3, 2021
/s/ Thomas Stankovich Thomas Stankovich	Chief Financial Officer(principal financial and accounting officer)	September 3, 2021
/s/ Gary D. Blackford Gary D. Blackford	Director	September 3, 2021
/s/ Dan W. Gladney Dan W. Gladney	Director	September 3, 2021
/s/ Lori C. McDougal Lori C. McDougal	Director	September 3, 2021
/s/ Arda Minocherhomjee Arda Minocherhomjee	Director	September 3, 2021